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                                                                    EXHIBIT 99.4

                    Reconciliation of Amounts Previously Reported

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
                                                        First           Second             Third
(Amounts in thousands, except per share data)          Quarter          Quarter           Quarter
                                                       -------          -------           -------
AS PREVIOUSLY REPORTED DURING 1998:

     Net income                                         13,785           10,282            14,539
     Earnings per common and common
       equivalent shares
          Basic:                                          0.34             0.24              0.31
          Diluted:                                        0.33             0.24              0.31

EFFECT OF POOLING OF INTERESTS TRANSACTIONS:

     Net income                                          2,914          (3,839)           (1,145)
     Earnings per common and common
       equivalent shares
          Basic:                                          0.01           (0.10)            (0.03)
          Diluted:                                        0.02           (0.11)            (0.03)

AS RESTATED FOR 1998:

     Net income                                         16,699            6,443            13,394
     Earnings per common and common
       equivalent shares
          Basic:                                          0.35             0.14              0.28
          Diluted:                                        0.35             0.13              0.28

AS PREVIOUSLY REPORTED DURING 1997:

     Net income                                         10,532           11,135            12,299
     Earnings per common and common
       equivalent shares
          Basic:                                          0.30             0.30              0.33
          Diluted:                                        0.28             0.29              0.32

EFFECT OF POOLING OF INTERESTS TRANSACTIONS:

     Net income                                          3,535            3,609             2,906
     Earnings per common and common
       equivalent shares
          Basic:                                          0.04             0.03              0.02
          Diluted:                                        0.04             0.04              0.03

AS RESTATED FOR 1997:

     Net income                                         14,067           14,744            15,205
     Earnings per common and common
       equivalent shares
          Basic:                                          0.34             0.33              0.35
          Diluted:                                        0.32             0.33              0.35

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